Exhibit 99.1

Behringer Harvard Opportunity REIT I, Inc. First Quarter 2014 Update Chase Park Plaza, St. Louis, MO

Dial-In and Replay Information To listen to today’s call: Dial: 800-967-7149 Conference ID: 9930267 For a replay of today’s call: Dial: 888-203-1112 Conference ID: 9930267

Forward-Looking Statements This presentation contains forward-looking statements, including discussion and analysis of the financial condition of us and our subsidiaries and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of our business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. We intend that such forward-looking statements be subject to the safe harbor provisions created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management's view only as of the date of this presentation. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions the occurrence of unanticipated events or changes to future operating results.

Forward-Looking Statements Factors that could cause actual results to differ materially from any forward-looking statements made in the presentation include but are not limited to: market and economic challenges experienced by the U.S. and global economies or real estate industry as a whole and the local economic conditions in the markets in which our properties are located; the availability of cash flow from operating activities for capital expenditures; our level of debt and the terms and limitations imposed on us by our debt agreements; the availability of credit generally, and any failure to refinance or extend our debt as it comes due or a failure to satisfy the conditions and requirements of that debt; the need to invest additional equity in connection with debt financings as a result of reduced asset values and requirements to reduce overall leverage; future increases in interest rates; our ability to raise capital in the future by issuing additional equity or debt securities, selling our assets or otherwise; our ability to retain our executive officers and other key personnel of our advisor, our property manager and their affiliates; impairment charges; conflicts of interest arising out of our relationships with our advisor and its affiliates; unfavorable changes in laws or regulations impacting our business or our assets; and factors that could affect our ability to qualify as a real estate investment trust. The forward-looking statements should be read in light of these and other risk factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission.

Agenda Noteworthy Events Financial Review Strategy Review Questions Northpoint Central, Houston, TX

Noteworthy Items Northborough Tower, Houston, TX Frisco Square Solid leasing activity Potential land sale and JV multifamily development Chase Park Hotel Continued improvement in operations Working to refinance debt Central European Portfolio LOIs on two properties Cordillera Working to complete sale in 2014

Frisco Square Alexan Black Mountain Las Colinas Commons Northpoint Central Northborough Tower The Lodge & Spa at Cordillera Central European Portfolio Royal Island Chase Park Plaza Hotel Portfolio Investments LOIs on 2 Properties

Financial Review Cash Position Funds From Operations* Debt (in millions) Mar. 31, 2014 Dec. 31, 2013 Cash and cash equivalents $33.7 $36.8 Restricted cash 4.6 4.9 Total $38.3 $41.7 (in millions) Mar. 31, 2014 Dec. 31, 2013 Total debt obligations $138.3 $138.1 Total liabilities $162.3 $162.8 Central European Portfolio (in millions) Mar. 31, 2014 Mar. 31, 2013 FFO $(0.6) $(2.9) *For a reconciliation of Funds From Operations to Net Income, refer to Current Report on Form 8-K filed on May 21, 2014.

Loan Summary Schedule ($ in thousands) March 31 Interest Maturity Percentage Description 2014 Rate Date of Total 46,511 $ 30-day LIBOR + 6.75% (1) (2) 12/09/14 33.6% Northborough Tower 19,467 5.67% 01/11/16 14.1% Royal Island 13,455 (3) 15.00% 10/10/16 9.7% Northpoint Central 15,752 5.15% 05/09/17 11.4% Las Colinas Commons 11,615 5.15% 05/09/17 8.4% Frisco Square 31,471 30-day LIBOR + 3% (1) 02/01/18 22.8% 138,271 $ Unconsolidated Notes (100%) Central Europe Joint Venture 80,219 $ (4) (1) 30-day London Interbank Offer Rate (LIBOR) was 0.1549% at March 31, 2014. (2) (3) In February 2013, the lenders agreed to increase the amount available to draw on the loan to $11.6 million. In June 2013, the lenders further increased the amount available to draw to $12.4 million. Beginning in October 2013, the lenders increased the availability each month by the amount of the monthly operating costs. As of March 31, 2014, the outstanding balance on the loan was $13.5 million. (4) 100% of debt balance of €58,333 at fx rate of 1.3752. Chase Park Plaza Hotel and Chase - The Private Residences LIBOR interest subject to a floor of 0.75%.

Strategy Review Maximize liquidity for operating needs and reinvest in existing portfolio assets Re-tenant and reposition existing properties Refinance and extend debt maturities Frisco Square, Frisco (Dallas), TX

Playback Information Representatives may log on to the password-protected portion of the Behringer website (www.behringerinvestments.com) for a playback of today’s call Investors may dial toll free (888) 203-1112 and use conference ID 9930267 to access a playback of today’s call Replays will be available until June 20, 2014.